EXHIBIT 10.77

DECEMBER 2013 AMENDMENT TO THE
PEPSICO PENSION EQUALIZATION PLAN DOCUMENT

The PepsiCo Pension Equalization Plan (“PEP”) is hereby amended, effective January 1, 2013, unless otherwise provided herein, as follows:

I.

The main plan document for the PEP 409A program is amended as follows:

1.    Section 2.1(b)(2) is amended to read in its entirety as follows:

(2)    Lump Sums: To determine the lump sum value of a Pension, a Pre-Retirement Spouse’s Pension under Section 4.6, or a Pre-Retirement Domestic Partner’s Pension under Section 4.12, the factors applicable for such purposes under the Salaried Plan shall apply.

2.    A new subsection 2.1(m) is inserted (and the existing subsection 2.1(m) and subsections following such subsection redesignated accordingly) to read in its entirety as follows:

(m)    Eligible Domestic Partner: Solely with respect to a Participant who was actively employed by or on an Authorized Leave of Absence from a member of the PepsiCo Organization on or after January 1, 2013, Eligible Domestic Partner means: (i) if the Participant, on the earlier of the date of his or her death and his or her Annuity Starting Date, resides in a state that permits same-sex couples to marry or enter into civil unions (or recognizes same-sex marriage or civil unions entered into in another state), the individual with whom the Participant has entered into such a validly recognized relationship which was in effect on the earlier of the date of the Participant’s death and the Participant’s Annuity Starting Date; or (ii) if the Participant resides, on the earlier of the date of his or her death and his or her Annuity Starting Date, in a state that does not permit same-sex couples to marry or enter into civil unions (nor recognizes same-sex marriages or civil unions entered into in another state), the individual with whom the Participant has executed a legally binding domestic partner agreement meeting the requirements set forth in writing by the Company with respect to eligibility for domestic partner benefits which is valid and in effect on such date. The term “Eligible Domestic Partner” does not include (i) an Eligible Spouse (e.g., if a Participant has a same-sex Eligible Spouse, such Eligible Spouse is not also considered an Eligible Domestic Partner within the meaning of this Plan) or (ii) any individual who is of the opposite sex of the Participant.
3.    Subsection 2.1(n) is amended to read in its entirety as follows:
(n)    Eligible Spouse: The spouse of a Participant to whom the Participant is considered lawfully married for purposes of Federal tax law on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death and who, solely for periods before September 16, 2013, is of the opposite sex.

4.    A new subsection 2.1(hh) is hereby inserted (and the existing subsection 2.1(gg) (subsection (hh) as renumbered above) and subsections following such subsection redesignated accordingly) to read in its entirety as follows:

(hh)    Pre-Retirement Domestic Partner’s Pension: The Pension available to an Eligible Domestic Partner under the Plan. The term “Pre-Retirement Domestic Partner’s 409A Pension” shall be used to refer to the Pension available to an Eligible Domestic Partner under Section 4.12 of this document.

5.    The first sentence of Section 2.1(jj)(1) (as renumbered in accordance with the above) is amended to read in its entirety as follows:

For purposes of determining the amount of a Retirement, Vested, Pre-Retirement Spouse’s Pension, or Pre-Retirement Domestic Partner’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended.

6.    The first sentence of Section 3.2 is amended to read in its entirety as follows:

A Participant’s entitlement to a Pension or, in the event the Participant dies before commencing a benefit hereunder, either a Pre-Retirement Spouse’s Pension for his Eligible Spouse or Pre-Retirement Domestic Partner’s Pension for his Eligible Domestic Partner, shall be determined under Article IV based upon his period of Service.

7.    The first sentence of Section 3.3 is amended to read in its entirety as follows:

Subject to the next two sentences, the amount of a Participant’s Pension and a Pre-Retirement Spouse’s Pension or a Pre-Retirement Domestic Partner’s Pension shall be based upon the Participant’s period of Credited Service, as determined under Article III of the Salaried Plan.

8.    Section 4.9 is amended to add a new subsection (d) to read in its entirety as follows:

(d)    Distribution of Pre-Retirement Domestic Partner’s Pension Benefit. If at the time payments are to commence to an Eligible Domestic Partner under Section 4.12, the Actuarial Equivalent lump sum value of the Pre-Retirement Domestic Partner’s 409A Pension to be paid is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Eligible Domestic Partner such Actuarial Equivalent lump sum value of the Pre-Retirement Domestic Partner’s Pension that is subject to Section 409A.

9.    The last paragraph of Section 4.9 is amended to read in its entirety as follows:

Any lump sum distributed under this section shall be in lieu of the Pension that otherwise would be distributable to the Participant, Eligible Spouse or Eligible Domestic Partner hereunder. The cashout provisions described in subsections (a) through (d) above are intended to be “limited cashout” features within the meaning of Treasury Regulation § 1.409A-3(j)(4)(v), and they shall be interpreted and applied consistently with this regulation. Accordingly in determining if an applicable dollar limit is satisfied, a Participant’s entire benefit under this Plan that is subject to Section 409A and all benefits subject to Section 409A under all other nonaccount balance plans (within the meaning of Treasury Regulation § 1.409A-1(c)(2)(i)(C)) shall be taken into account (the “accountable benefit”), and a Participant’s entire accountable benefit must be cashed out as of the time in question as a condition to any payout under this Section. In addition, a cashout under this Section shall not cause an accountable benefit to be paid out before completing any applicable six-month delay (see, e.g., Section 6.6). No Participant, Eligible Spouse or Eligible Domestic Partner shall be given a direct or indirect election with respect to whether the Participant’s Vested Pension, the Pre-Retirement Spouse’s 409A Pension or the Pre-Retirement Domestic Partner’s 409A Pension will be cashed out under this section.

10.    A new Section 4.12 is inserted to read in its entirety as follows:

4.12    Pre-Retirement Domestic Partner’s 409A Pension: A Pre-Retirement Domestic Partner’s 409A Pension is payable under this section only in the event the Participant dies prior to his Annuity Starting Date under either the 409A Program or the Pre-409A Program. Any Pre-Retirement Domestic Partner’s 409A Pension payable on behalf of a Participant shall commence on the first day of the month following the later of (i) the Participant’s death and, (ii) the date the Participant attains or would have attained age 55. Subject to Section 4.9, any Pre-Retirement Domestic Partner’s 409A Pension shall continue monthly for the life of the Eligible Domestic Partner.

(a)    Active, Disabled and Retired Employees: A Pre-Retirement Domestic Partner’s 409A Pension shall be payable under this subsection to a Participant’s Eligible Domestic Partner (if any) who is entitled under the Salaried Plan to the pre-retirement domestic partner’s pension for survivors of active, disabled and retired employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.8 (with the 409A Pension, if any, determined after application of Section 5.6).

(b)    Vested Employees: A Pre-Retirement Domestic Partner’s 409A Pension shall be payable under this subsection to a Participant’s Eligible Domestic Partner (if any) who is entitled under the Salaried Plan to the pre-retirement domestic partner’s pension for survivors of vested terminated Employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.8 (with the 409A Pension, if any, determined after application of Section 5.6). If, pursuant to this Section 4.12(b), a Participant has Pre-Retirement Domestic Partner’s Pension coverage in effect for his Eligible Domestic Partner, any Pension calculated for the Participant under Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 180-day period following a Participant’s termination of employment.

Attained Age	Annual Charge
Up to 35.0%
35-39.075%
40-44.1%
45-49.175%
50-54.3%
55-59.5%
60-64.5%

11.	Section 5.2(b)(2)(i) and (ii) is amended to read in its entirety to read as follows:

(2)    Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:

(i)    Surviving Eligible Spouse’s or Eligible Domestic Partner’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse or Eligible Domestic Partner, the Participant’s Eligible Spouse or Eligible Domestic Partner shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse or Eligible Domestic Partner shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s or Eligible Domestic Partner’s death. If the Eligible Spouse or Eligible Domestic Partner is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.

(A)    For each full year more than 10 but less than 21 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.

(B)    For each full year more than 20 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.

(ii)    Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.

(A)    If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.

(B)    If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the actuarial equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage and Section 4.12(b) reductions for any Pre-Retirement Domestic Partner’s coverage shall apply.

(C)    This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse or Eligible Domestic Partner benefit, continuing for the life of the surviving spouse or surviving domestic partner, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the Pension otherwise payable under the foregoing provisions of this section.

(D)    This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse or Eligible Domestic Partner. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of a Single Life Annuity for the Participant’s life.

(E)    This clause applies if the Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the elected Annuity without such protection.

12.    A new Section 5.8 is inserted to read in its entirety as follows:

5.8    Amount of Pre-Retirement Domestic Partner’s Pension: The monthly amount of the Pre-Retirement Domestic Partner’s 409A Pension payable to a surviving Eligible Domestic Partner under Section 4.12 shall be determined under subsection (a) below.

(a)    Calculation: An Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s 409A Pension shall be equal to:

(1)    The Eligible Domestic Partner’s Total Pre-Retirement Domestic Partner’s Pension, reduced by

(2)    Each of the following that applies:

(i)    The Eligible Domestic Partner’s Salaried Plan Pre-Retirement Domestic Partner’s Pension, and

(ii)    If the Participant’s Annuity Starting Date occurred with respect to his 409A Pension prior to death, but not with respect to his Pre-409A Pension (or vice versa), the Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s Pension that would have been payable if the Participant’s Annuity Starting Date for such benefit had not already occurred.

(b)    Definitions: The following definitions apply for purposes of this section:

(1)    An Eligible Domestic Partner’s “Total Pre-Retirement Domestic Partner’s Pension” means the greater of:

(i)    amount of the Eligible Domestic Partner’s pre-retirement domestic partner’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of Part B of the Salaried Plan, or

(ii)    The amount (if any) of the Eligible Domestic Partner’s PEP Guarantee Pre-Retirement Domestic Partner’s 409A Pension determined under subsection (c).

In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated as if payable as of what would be the Normal Retirement Date of the Participant related to the Eligible Domestic Partner.

(2)    An “Eligible Domestic Partner’s Salaried Plan Pre-Retirement Domestic Partner’s Pension” means the Pre-Retirement Domestic Partner’s Pension that would be payable to the Eligible Domestic Partner under the terms of the Salaried Plan; provided that if such Salaried Plan benefit commenced prior to the date of commencement under this Plan, the amount of such pension shall be increased actuarially by the Plan Administrator to the date of commencement under this Plan.

(c)    PEP Guarantee Pre-Retirement Domestic Partner’s Pension: An Eligible Domestic Partner’s PEP Guarantee Pre-Retirement Domestic Partner’s 409A Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under Section 5.2.

(1)    Normal Rule: The Pre-Retirement Domestic Partner’s 409A Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:

(i)    Separated from Service on the date of death (or, if earlier, his actual Separation from Service);

(ii)    Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Domestic Partner’s Pension are to commence; and

(iii)    Died on the day immediately following such commencement.

(2)    Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre‑Retirement Domestic Partner’s 409A Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2. For this purpose, Credited Service shall be determined as provided in Section 3.3(d)(2) of the Salaried Plan, and the deceased Participant’s Highest Average Monthly Earnings, Primary Social Security Amount and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Domestic Partner’s 409A Pension under this paragraph is not reduced for early commencement.

Principles similar to those applicable under - (i) Section 5.1(b), and (ii) the last sentence of Section 5.2(b)(2) shall apply in determining the Pre-Retirement Domestic Partner’s 409A Pension under this section.

13.    The second sentence of the first paragraph of Article VI is amended to read in its entirety as follows:

A Pre-Retirement Spouse’s Pension or Pre-Retirement Domestic Partner’s Pension derived from the 409A Program shall be payable as an Annuity for the life of the Eligible Spouse or Eligible Domestic Partner, as applicable, in all cases, subject to Section 4.9 (cashout distributions).

14.    Subsections 6.1(b) and (c) are amended to read in their entirety as follows:

(b)    409A Vested Pension: Subject to Section 4.9, Section 6.6 and subsection (c) below, a Participant’s 409A Vested Pension shall be distributed in accordance with paragraph (1) or (2) below, unless, in the case of a Participant who is married (as determined under the standards in paragraph 6.1(a)(2), above) or has an Eligible Domestic Partner on his Annuity Starting Date, he elects one of the optional forms of payment distributions in Section 6.2 in accordance with the election procedures in Section 6.3(a):

(1)    Separation Prior to Age 55: In the case of a Participant who Separates from Service with at least five years of Service prior to attaining age 55, the Participant’s 409A Vested Pension shall be distributed as an Annuity commencing on the first of the month that is coincident with or immediately follows the date he attains age 55, which shall be the Annuity Starting Date of his 409A Vested Pension. A distribution under this subsection shall be in the form of a Qualified Joint and Survivor Annuity if the Participant is married or as a Single Life Annuity if he is not married; provided that an unmarried Participant who has an Eligible Domestic Partner may elect a 50% Survivor Annuity or 75% Survivor Annuity with his Eligible Domestic Partner as his beneficiary as provided in Section 6.2. A Participant shall be considered married or to have a domestic partner for purposes of this paragraph if he is married or has an Eligible Domestic Partner on the Annuity Starting Date of his 409A Vested Pension.

(2)    Separation at Ages 55 Through 64: In the case of a Participant who Separates from Service with at least five years but less than ten years of Service and on or after attaining age 55 but prior to attaining age 65, the Participant's 409A Vested Pension shall be distributed as an Annuity (as provided in paragraph (1) above) commencing on the first of the month that follows his Separation from Service.

(c)    Disability Pension: The portion of a Participant's 409A Disability Pension representing Pre-Separation Accruals shall be paid on the first day of the month following the later of (i) the Participant's attainment of age 55 and (ii) the Participant's Separation from Service. The available forms of payment for the portion of a Participant's 409A Disability Pension representing Pre-Separation Accruals shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2, below (including the different forms available to a married Participant/Participant with a domestic partner versus a single Participant). The portion of a Participant's 409A Disability Pension representing Post-LTD Accruals shall be paid on the first day of the month following the Participant's attainment of age 65 in a lump sum.

15.    The first paragraph of subsection 6.2(a) is amended to read in its entirety as follows:

(a)    Basic Forms: A Participant who is entitled to a Retirement Pension may choose one of the following optional forms of payment by making a valid election in accordance with the election procedures in Section 6.3(a). A Participant who is entitled to a Vested Pension and who is married on his Annuity Starting Date may choose one of the optional forms of payment available under paragraphs (1), 2(ii) or 2(iii) below with his Eligible Spouse as his beneficiary (and no other optional form of payment available under this subsection (a) shall be permitted to such a Participant). A Participant who is entitled to a Vested Pension who is not married and has an Eligible Domestic Partner on his Annuity Starting Date may choose one of the optional forms available under paragraphs 2(ii) or 2(iii) below with his Eligible Domestic Partner as his beneficiary (and no other optional forms of payment available under this subsection shall be permitted to such a Participant). A Participant who is entitled to a Vested Pension and who is not married and does not have an Eligible Domestic Partner on his Annuity Starting Date shall receive a Single Life Annuity. Each optional annuity is the actuarial equivalent of the Single Life Annuity:

16.    Section 6.3 is amended by adding a new subsection (c) to read as follows:

(c)     Determination of Marital Status. Effective January 1, 2014, in any case in which the form of payment of a Participant’s 409A Pension is determined by his marital status on his Annuity Starting Date, the Plan Administrator shall assume the Participant is unmarried on his Annuity Starting Date unless the Participant provides notice to the Plan prior to his Annuity Starting Date, which is deemed sufficient and satisfactory by the Plan Administrator, that he is married. The Participant shall give such notification to the Plan Administrator when he makes the election described in subsection (a) above or in accordance with such other procedures that are established by the Plan Administrator for this purpose (if any). Notwithstanding the two prior sentences, the Plan Administrator may adopt rules that provide for a different outcome than specified above.

17.    Subsection 6.4(b) is amended to read in its entirety as follows:

(b)    Non-Spouse Beneficiaries: If a Participant’s beneficiary is not his Eligible Spouse, he may not elect:

(1)    The 100 percent survivor option described in Section 6.2(a)(2)(i) if his Eligible Domestic Partner or other non-spouse beneficiary is more than 10 years younger than he is, or

(2)    The 75 percent survivor option described in Section 6.2(a)(2)(ii) if his Eligible Domestic Partner or other non-spouse beneficiary is more than 19 years younger than he is.

18.    The last two sentences of Section 6.5 are amended to read in their entirety as follows:

If no beneficiary is properly designated and a Participant elects a survivor’s option described in Section 6.2(a)(2), the Participant’s beneficiary shall be his Eligible Spouse or Eligible

Domestic Partner, as applicable. A Participant entitled to a Vested Pension does not have the right or ability to name a beneficiary; if the Participant is permitted under Section 6.2 to elect an optional form of payment, then his beneficiary shall be his Eligible Spouse or Eligible Domestic Partner, as applicable, on his Annuity Starting Date.

19.    Article X is amended by adding the following new paragraph at the end thereof:

In addition to the above, to the extent that lump sum termination benefits are paid under this Plan in connection with a severed employee’s Special Early Retirement (as defined in Appendix Article D) under a temporary severance program sponsored by the Company, this portion of the Plan shall be a component of the Company’s unfunded severance plan that includes the temporary program of severance benefits in question. As a component of a severance plan, the lump sum termination benefits are welfare benefits, and this portion is part of a “welfare benefit plan” under ERISA section 3(1). This severance plan component shall exist solely (i) for the duration of the temporary severance program in question, and (ii) for the purpose of paying severance benefits. As a portion of an ERISA welfare plan, any such temporary severance benefits hereunder shall not be subject to the reporting requirements for top hat plans under ERISA or any of the ERISA requirements for pension plans.

II.

The documents for the PEP 409A Program and Pre-409A Program are amended to read as follows:

1.	A new Section 7.5 is inserted (and the existing Sections 7.5 and 7.6 are renumbered accordingly), to read in its entirety as follows:
7.5    Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court. Before filing any Claim (including a suit or other action) in court or in another tribunal, a Claimant must first fully exhaust all of the Claimant’s rights under the claims procedures of Section 7.3.

(a)    Upon review by any court or other tribunal, the exhaustion requirement of this Section 7.5 is intended to be interpreted to require exhaustion in as many circumstances as possible (and any steps necessary to clarify or effect this intent may be taken).

(b)    In any action or consideration of a Claim in court or in another tribunal following exhaustion of the Plan’s claims procedure as described in this Section 7.5, the subsequent action or consideration shall be limited, to the maximum extent permissible, to the record that was before Plan Administrator in the claims procedure.

(c)    The exhaustion requirement of this Section 7.5 shall apply: (i) regardless of whether other Disputes that are not Claims (including those that a court might consider at the same time) are of greater significance or relevance, (ii) to any rights the Plan Administrator may choose to provide in connection with novel Disputes or in particular situations, (iii) regardless of whether the rights are actual or potential and (iv) even if the Plan Administrator has not previously defined or established specific claims procedures that directly apply to the submission and consideration of such Claim (in which case the Plan Administrator (upon notice of the Claim) shall either promptly establish such claims procedures or shall apply (or act by analogy to) the claims procedures of Section 7.5 that apply to claims for benefits).

(d)    The Plan Administrator may make special arrangements to consider a Claim on a class basis or to address unusual conflicts concerns, and such minimum arrangements in these respects shall be made as are necessary to maximize the extent to which exhaustion is required.

(e)    For purposes of this Section 7.5, the following definitions apply.

(i)    A “Dispute” is any claim, dispute, issue, action or other matter.
(ii)    A “Claim” is any Dispute that implicates in whole or in part any one or more of the following -

(A)    The interpretation of the Plan;

(B)    The interpretation of any term or condition of the Plan;

(C)    The interpretation of the Plan (or any of its terms or conditions) in light of applicable law;

(D)    Whether the Plan or any term or condition under the Plan has been validly adopted or put into effect;

(E)    The administration of the Plan;

(F)    Whether the Plan, in whole or in part, has violated any terms, conditions or requirements of ERISA or other applicable law or regulation, regardless of whether such terms, conditions or requirements are, in whole or in part, incorporated into the terms, conditions or requirements of the Plan;

(G)    A request for Plan benefits or an attempt to recover Plan benefits;

(H)    An assertion that any entity or individual has breached any fiduciary duty; or

(I)    Any Claim that: (i) is deemed similar to any of the foregoing by the Plan Administrator, or (ii) relates to the Plan in any way.

(iii)    A “Claimant” is any Employee, former Employee, Participant, former Participant, Beneficiary (or the spouse, former spouse, estate, heir or representative of any of the foregoing individuals), or any other individual, person, entity with a relationship to any of the foregoing individuals or the Plan, as well as any group of one or more of the foregoing, who has a Claim.

In connection with this amendment, the sentence in Section 7.3 that currently reads: “In addition, any such review shall be conditioned on the claimants having fully exhausted all rights under this Section” shall be amended by adding at the end thereof “as is more fully explained in Section 7.5.” Existing Section 7.5 is renumbered Section 7.6, existing Section 7.6 is renumbered Section 7.7, and the reference in the existing Section 7.6 to “Section 7.5” is changed to “Section 7.6.”
III.

Appendix Article PBG 409A is amended as follows:

1.    A new subsection 2.1(h) is inserted (and the existing subsection 2.1(h) and subsections following such subsection redesignated accordingly) to read in its entirety as follows:

(h)    Eligible Domestic Partner: Solely with respect to a Participant who was actively employed by or on an Authorized Leave of Absence from a member of the PepsiCo Organization on or after January 1, 2013, Eligible Domestic Partner means, in the case of a Participant who on the earlier of his or her date of death and Annuity Starting Date, resides in a state that does not permit same-sex couples to marry, but does permit same-sex couples to enter into civil unions or legally recognized domestic partnerships (or recognizes civil unions or domestic partnerships entered into in another state), the individual with whom the Participant has entered into such a validly recognized relationship which was in effect on the earlier of the date of the Participant’s date of death and Annuity Starting Date; provided that a domestic partnership shall be recognized for this purpose only if the applicable domestic partnership agreement meets the requirements set forth in writing by the Company with respect to eligibility for domestic partner benefits and such agreement is valid and in effect on such date. The term “Eligible Domestic Partner” does not include an Eligible Spouse (e.g., if a Participant has a same-sex Eligible Spouse, such Eligible Spouse is not also considered an Eligible Domestic Partner within the meaning of this Plan).

2.    The first sentence of subsection 2.1(q)(1) (subsection 2.1(p)(1) prior to the renumbering prescribed above) is amended to read in its entirety as follows:

For purposes of determining the amount of a Retirement, Vested, Pre-Retirement Spouse’s Pension, or Pre-Retirement Domestic Partner’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended.

3.    Section 4.2(b)(2) is amended to read in its entirety as follows:

(2)    Calculation. The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following rules:

(i)    Surviving Eligible Spouse’s or Eligible Domestic Partner’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse or Eligible Domestic Partner and has commenced receipt of an Annuity under this section, the Participant’s Eligible Spouse or Eligible Domestic Partner shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse or Eligible Domestic Partner shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s or Eligible Domestic Partner’s death. If the Eligible Spouse or Eligible Domestic Partner is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.

(A)    For each full year more than 10 but less than 21 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.

(B)    For each full year more than 20 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.

This subparagraph applies only to a Participant who retires on or after his Early Retirement Date.

(ii)    Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.

(A)    If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.

(B)    If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the actuarial equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the reductions set forth in the Salaried Plan for any Pre-Retirement Spouse’s coverage or Pre-Retirement Domestic Partner’s coverage shall apply.

(C)    This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse or Eligible Domestic Partner benefit, continuing for the life of the surviving spouse or surviving domestic partner, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the Pension otherwise payable under the foregoing provisions of this section.

(D)    This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse or Eligible Domestic Partner. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of a Single Life Annuity for the Participant’s life.

(E)    This clause applies if the Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the elected Annuity without such protection.

4.    The last paragraph of Section 5.1 is amended to read in its entirety as follows:

Payment of any death benefit of a Participant who dies before his Annuity Starting Date under the Plan shall be made to the persons and in the proportions to which any death benefit under the Salaried Plan is or would be paid (including to a Participant’s Eligible Domestic Partner to whom pre-retirement death benefits are payable under the Salaried Plan, if any, with respect to deaths occurring on or after January 1, 2013).

IV.

Corrections to the Plan document necessary to carry forth the above amendments, including corrections to cross-references affected by these amendments, shall be made as necessary.

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PEPSICO, INC.

By: /s/ Cynthia M. Trudell
Cynthia M. Trudell
Executive Vice President, Human Resources
Chief Personnel Officer

Date December 18, 2013

APPROVED:

By: /s/ Christine Griff
Christine Griff
Vice President, Tax Counsel

Date December 12, 2013

APPROVED:

By: /s/ Stacy DeWalt Grindal
Stacy DeWalt Grindal
Senior Legal Director,
Employee Benefits Counsel

Date December 12, 2013